EXHIBIT 23.3

                          INDEPENDENT AUDITOR'S CONSENT

     We consent to the incorporation by reference in Amendment No. 2 to Registration Statement No. 333-82626 of FiberCore, Inc. on Form S-3 of our report dated May 31, 2000, relating to the financial statements of XTAL Fibras Opticas S.A. as of December 31, 1999 and 1998 and for each of the years then ended. We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ Deloitte Touche Tohmatsu

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Auditores Independentes

Campinas, Brazil
May 13, 2002